UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 24, 2013

Patriot Berry Farms, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-174894	38-3832726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

7380 Sand Lake Road, Suite 500
Orlando, Florida 32819
 (Address of principal executive offices)

(503) 505 6946
 (Issuer’s telephone number)

Copy of Communication to:
Befumo & Schaeffer, PLLC
1629 K St. NW #300
Washington, DC 20006
Phone: (202) 973-0186
Fax: (202) 478-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Item 1.02 Termination of a Material Definitive Agreement.

On July 24, 2013, Empresas de Arandano Limited, (“the Investor”) cancelled its investment agreement with Patriot Berry Farms, Inc. (the “Company”).  The agreement, whereby the Investor agreed to invest up to Eight Million Five Hundred Thousand Dollars (US $8,500,000) in exchange for the Company’s common stock, was originally executed on May 8, 2013.   The Investor cancelled the agreement due to current market conditions and very difficult capital markets.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PATRIOT BERRY FARMS, INC.

Date: July 29, 2013	By:	/s/ Alexander Houstoun-Boswall
Name: Alexander Houstoun-Boswall
Title: President (Principal Executive Officer) and Treasurer (Principal Financial Officer)

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